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                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

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     (as permitted by Rule 14a-6(e)(2))
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[ ]  Soliciting Material Pursuant to Section 240.14a-12

                              Sequa Corporation
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                (Name of Registrant as Specified In Its Charter)

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      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

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[SEQUA LOGO]

                               SEQUA CORPORATION
                           PROXY STATEMENT SUPPLEMENT
                              DATED APRIL 23, 2002

     This Supplement amends and supplements the Proxy Statement dated March 29, 2002 (the "Proxy Statement") relating to the annual meeting of stockholders of Sequa Corporation (the "Company") to be held on Thursday, May 9, 2002. This Supplement is first being mailed to stockholders on or about April 23, 2002.

                            SUPPLEMENTAL INFORMATION

     Effective April 12, 2002, the Company named Ernst & Young LLP ("Ernst & Young") to replace Arthur Andersen LLP ("Andersen") as the Company's independent public auditors. The decision to replace Andersen was made after careful consideration by Sequa's Audit Committee, Board of Directors and management in light of the recent developments concerning Andersen. The decision not to renew the engagement of Andersen was approved by the Board of Directors and the decision to engage Ernst & Young followed proposals from large accounting firms and reflected management's judgment as to which firm was best suited to conduct independent audits of the Company.

     Andersen's report on the Company's 2001 financial statements was issued on March 11, 2002 in conjunction with the filing of the Company's Annual Report on Form 10-K for the year ended December 31, 2001. Andersen's reports on the Company's consolidated financial statements for each of the past two years did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

     During the Company's two most recent fiscal years and through April 12, 2002, there were no disagreements with Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Andersen's satisfaction, would have caused them to make reference to the subject matter in connection with their report on the Company's consolidated financial statements for such years; and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

     During the Company's two most recent fiscal years and through April 12, 2002, the Company did not consult Ernst & Young with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

     In previous years, the Company has presented a resolution at the Annual Meeting requesting that the stockholders ratify the appointment of the Company's independent auditors. Due to the timing of the selection of Ernst & Young as the Company's new independent auditors, the Company will not ask the stockholders to ratify the appointment of the independent auditors at the 2002 Annual Meeting. However, the Company intends to resume this practice at the 2003 Annual Meeting. Representatives of both Andersen and Ernst & Young are expected to be present at the 2002 Annual Meeting and will have the opportunity to make a statement if they desire to do so. They are expected to be available to respond to appropriate questions about the Company's financial statements and accounting practices.

     This Supplement is being sent for the information of the Company's stockholders and no further action is required on their part. Stockholders may obtain an additional copy of the Proxy Statement free of charge by calling Innisfree M&A Incorporated at 1-212-750-5833.

April 23, 2002